Exhibit 99.1

FOR IMMEDIATE RELEASE		NYSE:ARI
CONTACT:	Hilary Ginsberg
Investor Relations
(212) 822-0767

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. REPORTS

FIRST QUARTER 2016 FINANCIAL RESULTS

New York, NY, April 26, 2016 – Apollo Commercial Real Estate Finance, Inc. (the “Company” or “ARI”) (NYSE:ARI) today reported financial results for the quarter ended March 31, 2016.

First Quarter 2016 Highlights

•	Reported Operating Earnings (a non-GAAP financial measure defined below) per diluted share of common stock of $0.44 for the quarter ended March 31, 2016. Excluding $5.1 million of expenses associated with the proposed acquisition of Apollo Residential Mortgage, Inc. (NYSE:AMTG) (“AMTG”), ARI reported Operating Earnings per diluted share of common stock of $0.51, an increase of 16% as compared to Operating Earnings per diluted share of common stock of $0.44 for the quarter ended March 31, 2015;

•	Generated $46.8 million of net interest income during the quarter from the Company’s $2.6 billion commercial real estate debt portfolio, which had a fully levered weighted average underwritten internal rate of return (“IRR”)(2) of approximately 14.5% at March 31, 2016;

•	Completed $328 million of commercial real estate debt investments and funded an additional $17.4 million for previously closed loans;

•	Declared a $0.46 dividend per share of common stock for the quarter ended March 31, 2016; and

•	Announced a definitive agreement to acquire AMTG in a cash and stock transaction.

“ARI had a strong start to 2016, with over $328 million of new transactions closed and the announcement of our acquisition of AMTG,” said Stuart Rothstein, Chief Executive Officer and President of ARI. “Despite the volatility in the broader capital markets, ARI’s commercial real estate debt portfolio continues to perform well and we continue to identify compelling new investments. We believe ARI remains well positioned to take advantage of opportunities created by the market volatility and the Company’s investment pipeline continues to build.”

First Quarter 2016 Operating Results

The Company reported Operating Earnings of $29.8 million, or $0.44 per diluted share of common stock, for the three months ended March 31, 2016. Excluding expenses associated with the proposed acquisition of AMTG which totaled approximately $5.1 million during the quarter, ARI reported Operating Earnings of $34.9 million, or $0.51 per diluted share of common stock, representing a per share increase of 16% as compared to Operating Earnings of $22.2 million, or $0.44 per diluted share of common stock, for the three months ended March 31, 2015. Net income available to common stockholders for the three months ended March 31, 2016 was $12.8 million, or $0.18 per diluted share of common stock, as compared to net income available to common stockholders of $23.7 million, or $0.47 per diluted share of common stock, for the three months ended March 31, 2015.

First Quarter 2016 Investment Activity

New Investments – During the first quarter, ARI committed to the following commercial real estate debt investments:

•	$251 million of first mortgage loans, which were underwritten to generate a levered weighted average IRR(2) of approximately 15%; and

•	$77 million of subordinate loans, which were underwritten to generate a weighted average IRR(2) of approximately 14%.

Funding of Previously Closed Loans – During the first quarter, ARI funded $17.4 million for previously closed loans.

Loan Repayments – During the first quarter, ARI received approximately $34.7 million from loan repayments.

Quarter End Commercial Real Estate Debt Portfolio Summary

The following table sets forth certain information regarding the Company’s commercial real estate debt portfolio at March 31, 2016 ($ amounts in thousands):

Description	Amortized Cost	Weighted Average Yield	Debt	Cost of Funds	Equity at Cost(1)	Current Weighted Average Underwritten IRR (2)	Fully- Levered Weighted Average Underwritten IRR(2)(3)
First mortgage loans	$1,173,185	8.0%	$680,549	2.7%	$492,636	17.4%	18.2%
Subordinate loans(4)(5)	965,900	11.6	—	—	965,900	13.0	13.2
CMBS	498,630	6.6	410,767	3.4	143,644	12.0	12.0

Total/Weighted Average	$2,637,715	9.1%	$1,091,316	2.9%	$1,602,180	14.2%	14.5%

Please see chart footnotes at the end of the press release.

Loan-to-Value

At March 31, 2016, the Company’s commercial real estate loan portfolio, which includes CMBS, held-to-maturity, had a weighted average loan-to-value (“LTV”) of 62%. Within the commercial real estate loan portfolio, the first mortgage loans had a weighted average LTV of 67% and the subordinate loans (including CMBS, held-to-maturity) had a weighted average LTV of 64%.

Book Value

The Company’s book value per share of common stock at March 31, 2016 was $15.89. The decline in book value was due primarily to unrealized marked to market losses on the Company’s CMBS portfolio. For purposes of GAAP accounting, the Company carries loans at amortized cost and its CMBS are marked to market.

Subsequent Events

The following event occurred subsequent to quarter end:

Funding of Previously Closed Loans – ARI funded $7.4 million for previously closed loans.

Definition of Operating Earnings

Operating Earnings is a non-GAAP financial measure that is used by the Company to approximate cash available for distribution and is defined by the Company as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding); (ii) any unrealized gains or losses or other non-cash items included in net income available to common stockholders; (iii) unrealized income from unconsolidated joint ventures; (iv) foreign currency gains/(losses); and (v) the non-cash amortization expense related to the reclassification of a portion of the convertible senior notes to stockholders’ equity in accordance with GAAP.

Reconciliation of Operating Earnings to Net Income Available to Common Stockholders

The tables below reconcile Operating Earnings and Operating Earnings per share of common stock with net income available to common stockholders and net income available to common stockholders per share of common stock for the three month periods ended March 31, 2016 and March 31, 2015 ($ amounts in thousands, except per share data):

	Three Months Ended March 31, 2016	Earnings Per Share (Diluted)	Three Months Ended March 31, 2015	Earnings Per Share (Diluted)
Operating Earnings:
Net income available to common stockholders	$12,801	$0.18	$23,653	$0.47
Adjustments:
Equity-based compensation expense	1,668	0.03	1,117	0.02
Unrealized (gain)/loss on securities	15,074	0.22	(3,409)	(0.07)
(Gain) on derivative instruments	(4,703)	(0.07)	(3,622)	(0.07)
Foreign currency loss	4,474	0.07	3,944	0.08
Amortization of convertible senior notes related to equity reclassification	573	0.01	539	0.01
Income from unconsolidated joint venture	(68)	—	—	—

Total adjustments:	17,018	0.26	(1,431)	(0.03)

Operating Earnings	$29,819	$0.44	$22,222	$0.44

Basic weighted average shares of common stock outstanding:	67,385,191		49,563,822
Diluted weighted average shares of common stock outstanding:	68,327,718		50,171,687

Teleconference Details:

The Company will host a conference call to discuss its financial results on Wednesday, April 27, 2016 at 10:00 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s first quarter 2016 earnings teleconference call should dial from the U.S., (877) 331-6553, or from outside the U.S., (760) 666-3769, shortly before 10:00 a.m. and reference the Apollo Commercial Real Estate Finance, Inc. Teleconference Call (number 87270080). Please note the teleconference call will be available for replay beginning at 1:00 p.m. on Wednesday, April 27, 2016 and ending at midnight on Wednesday, May 4, 2016. To access the replay, callers from the U.S. should dial (855) 859-2056 and callers from outside the U.S. should dial (404) 537-3406, and enter conference identification number 87270080.

Webcast:

The conference call will also be available on the Company’s website at www.apolloreit.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

Supplemental Information

The Company provides supplemental financial information to offer more transparency into its results and make its reporting more informative and easier to follow. The supplemental financial information is available in the investor relations section of the Company’s website at www.apolloreit.com.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a real estate investment trust that primarily originates, acquires, invests in and manages performing commercial real estate mortgage loans, subordinate financings, CMBS and other commercial real estate-related debt investments. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC, a leading global alternative investment manager with approximately $170.1 billion of assets under management at December 31, 2015.

Additional information can be found on the Company’s website at www.apolloreit.com.

Dividend Reinvestment Plan

The Company adopted a Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”). The Plan provides new investors and existing holders of the Company’s common stock with a convenient and economical method to purchase shares of its common stock. By participating in the Plan, participants may purchase additional shares of the Company’s common stock by reinvesting some or all of the cash dividends received on their shares of the Company’s common stock. In addition, the Plan permits participants to make optional cash investments of up to $10,000 per month, and, with the Company’s prior approval, optional cash investments in excess of $10,000 per month, for the purchase of additional shares of the Company’s common stock.

The Plan is administered by a division of Wells Fargo Bank, N.A. (“Wells”). Stockholders and other persons may obtain a copy of the Plan prospectus and an enrollment form by contacting Wells at (800) 468-9716 or (651) 450-4064, if outside the United States, or visiting Wells’ website at www.shareowneronline.com.

This communication does not constitute an offer to sell or the solicitation of an offer to buy securities.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words believe, expect, anticipate, estimate, plan, continue, intend, should, may or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; the Company’s ability to deploy the proceeds of its capital raises or acquire its target assets; risks associated with investing in real estate assets, including changes in business conditions and the general economy; and expectations regarding the closing of the proposed acquisition of AMTG. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Footnotes ($ in thousands)

(1)	CMBS includes $55,781 of restricted cash related to the Company’s repurchase facility with UBS AG.
(2)	The underwritten IRR for the investments shown in the above table and elsewhere in this press release reflect the returns underwritten by ACREFI Management, LLC, the Company’s external manager, taking into account leverage and calculated on a weighted average basis assuming no dispositions, early prepayments or defaults but assuming that extension options are exercised and that the cost of borrowings remains constant over the remaining term. With respect to certain loans, the underwritten IRR calculation assumes certain estimates with respect to the timing and magnitude of future fundings for the remaining commitments and associated loan repayments, and assumes no defaults. IRR is the annualized effective compounded return rate that accounts for the time-value of money and represents the rate of return on an investment over a holding period expressed as a percentage of the investment. It is the discount rate that makes the net present value of all cash outflows (the costs of investment) equal to the net present value of cash inflows (returns on investment). It is derived from the negative and positive cash flows resulting from or produced by each transaction (or for a transaction involving more than one investment, cash flows resulting from or produced by each of the investments), whether positive, such as investment returns, or negative, such as transaction expenses or other costs of investment, taking into account the dates on which such cash flows occurred or are expected to occur, and compounding interest accordingly. There can be no assurance that the actual IRRs will equal the underwritten IRRs shown in the table. See “Item 1A—Risk Factors—The Company may not achieve its underwritten internal rate of return on its investments which may lead to future returns that may be significantly lower than anticipated” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of some of the factors that could adversely impact the returns received by the Company from the investments shown in the table over time.
(3)	The Company’s ability to achieve the underwritten levered weighted average IRR depends upon the availability of the JPMorgan Facility or any replacement facility with similar terms with regard to its portfolio of first mortgage loans. Without such availability, the levered weighted average underwritten IRR will be lower than the amount shown above.

(4)	Subordinate loans are net of a participation sold during February 2015. The Company presents the participation sold as both assets and non-recourse liabilities because the participation does not qualify as a sale according to GAAP. At March 31, 2016, the Company had one such participation sold with a carrying amount of £19,799 (or $28,432).
(5)	Subordinate loans also include CMBS (held-to-maturity), which are net of a participation sold during June 2014. At March 31, 2016, the Company presented the participation sold as an asset of $88,520 and non-recourse liability of $88,520 because the participation does not qualify as a sale according to GAAP.

Apollo Commercial Real Estate Finance, Inc. and Consolidated Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands—except share and per share data)

	March 31, 2016	December 31, 2015
	(Unaudited)
Assets:
Cash	$23,035	$67,415
Restricted cash	55,781	30,127
Securities, at estimated fair value	472,464	493,149
Securities, held-to-maturity	152,451	153,193
Commercial mortgage loans, held for investment	1,173,185	994,301
Subordinate loans, held for investment	930,401	931,351
Investment in unconsolidated joint venture	23,728	22,583
Derivative assets	1,938	3,327
Interest receivable	23,495	16,908
Other assets	18	236

Total Assets	$2,856,496	$2,712,590

Liabilities and Stockholders’ Equity
Liabilities:
Borrowings under repurchase agreements (net of deferred financing costs of $7,651 and $7,353 in 2016 and 2015, respectively)	$1,083,665	$918,421
Convertible senior notes, net	248,617	248,173
Participations sold	116,952	118,201
Accounts payable and accrued expenses	8,562	9,246
Payable to related party	5,229	5,297
Dividends payable	36,421	37,828

Total Liabilities	1,499,446	1,337,166

Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A Preferred stock, 3,450,000 shares issued and outstanding ($86,250 aggregate liquidation preference) in 2016 and 2015	35	35
Series B Preferred stock, 8,000,000 shares issued and outstanding ($200,000 aggregate liquidation preference) in 2016 and 2015	80	80
Common stock, $0.01 par value, 450,000,000 shares authorized, 67,385,255 and 67,195,252 shares issued and outstanding in 2016 and 2015, respectively	674	672
Additional paid-in-capital	1,409,489	1,410,138
Retained earnings (accumulated deficit)	(50,973)	(32,328)
Accumulated other comprehensive loss	(2,255)	(3,173)

Total Stockholders’ Equity	1,357,050	1,375,424

Total Liabilities and Stockholders’ Equity	$2,856,496	$2,712,590

Apollo Commercial Real Estate Finance, Inc. and Consolidated Subsidiaries

Condensed Consolidated Statement of Operations

(in thousands—except share and per share data)

	Three months ended March 31, 2016	Three months ended March 31, 2015
	(Unaudited)
Net interest income:
Interest income from securities	$8,049	$8,287
Interest income from securities, held to maturity	2,896	3,045
Interest income from commercial mortgage loans	21,127	10,094
Interest income from subordinate loans	29,375	18,610
Interest expense	(14,642)	(11,482)

Net interest income	46,805	28,554

Operating expenses:
General and administrative expenses (includes $1,668 and $1,117 of equity-based compensation in 2016 and 2015, respectively)	(8,185)	(2,355)
Management fees to related party	(5,229)	(3,341)

Total operating expenses	(13,414)	(5,696)
Income from unconsolidated joint venture	68	—
Other income	2	11
Realized loss on sale of securities	—	(443)
Unrealized gain/(loss) on securities	(15,074)	3,409
Foreign currency loss	(4,474)	(3,944)
Gain on derivative instruments (includes unrealized gains (losses) of $(1,380) and $(3,044) in 2016 and 2015, respectively)	4,703	3,622

Net income	18,616	25,513

Preferred dividends	(5,815)	(1,860)

Net income available to common stockholders	$12,801	$23,653

Basic and diluted net income per share of common stock	$0.18	$0.47

Basic weighted average shares of common stock outstanding	67,385,191	49,563,822

Diluted weighted average shares of common stock outstanding	68,327,718	50,171,687

Dividend declared per share of common stock	$0.46	$0.44